Exhibit 10.17

Rider to Agreement P30 — DCF Integrated

Rider to the Agreement Includes P30 CDISCOUNT

Between

The company CDISCOUNT SA, whose registered office is located at 120-126 Quai de Bacalan, 33000 Bordeaux, registered with the trade and companies register of Bordeaux under number 424 059 822,

Duly represented by Mr Anil BENARD-DENDE, Director of BtoB Development,

Hereinafter referred to as “CDISCOUNT”;

And

The company DISTRIBUTION CASINO FRANCE SAS, whose registered office is located at 1 Esplanade de France, 420000 SAINT ETIENNE, registered in the register of trade and companies of SAINT ETIENNE under number 428 268 023,

Duly represented by Mr. Gérard WALTER.

Hereinafter referred to as “DCF”;

PREAMBLE

The Parties have signed an agreement for provision of services dated 1 January 2013 (hereinafter referred to as the “Agreement”).

The Parties intend, by this rider, to amend certain terms of the Agreement in the conditions presented here below.

ARTICLE ONE

The Agreement took effect retroactively on 1 July 2009 for a duration of ten (10) years.

The Parties have decided to extend its duration for ten (10) years starting from 1 June 2014.

This Agreement will be automatically renewable for a period of the same duration, and each Party is free to terminate it subject to two (2) years’ advanced notice, delivered by registered letter with acknowledgement of receipt.

ARTICLE TWO

These amendments take effect starting from 1 June 2014.

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All other provisions of the Agreement remain unchanged and fully applicable.

16 May 2014

For Cdiscount	For DCF]
[Signature]	[Signature]